EXHIBIT 23.2





                      CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Reebok International Ltd. for the registration of 2,000,000 shares of its common stock of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of Reebok International Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP

                                   /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 11, 1996